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                                                           Exhibit 3.1.3

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF

                        TELECORP OPERATING COMPANY, INC

  TeleCorp Operating Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does, by its undersigned Secretary HEREBY CERTIFY THAT:

  1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 19, 1998.

  2. Pursuant to Sections 141 and 241 of the General Corporation Law of the State of Delaware, by virtue of the fact that the Corporation has not received any payment for any of its stock, the Board of Directors of the Corporation by unanimous written consent in lieu of a Special Meeting of the Board of Directors of the Corporation dated as of July 8, 1998, found that the following proposed amendment of the Certificate of Incorporation of the Corporation was advisable and in the best interests of the Corporation.

  Article FIRST of the Certificate of Incorporation of the Corporation shall be
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deleted in its entirety and substituted in lieu thereof with Article FIRST as
                                                                     -----
follows:

  "FIRST:  The name of the Corporation is TeleCorp Communications, Inc."
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  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name by its Secretary who declares, affirms, acknowledges and certifies, under the penalties of perjury, that this is her free act and deed and that the facts stated herein are true under its corporate seal as hereunto affixed, as of the 9th day of July, 1998.





                                                TELECORP OPERATING COMPANY, INC.


                                                /s/ Alicia M.V. Wyman
                                                ----------------------------
                                                Alicia M.V. Wyman, Secretary